UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 27, 2009, pursuant to a Securities Purchase Agreement, dated as of March 19, 2009, with Sergey Sulgin, an individual accredited investor, the Company sold 10,000,000 shares of the Company’s common stock and 10,000,000 common stock purchase warrants that are exercisable until March 27, 2012 at $0.05 per share, for the aggregate price of $300,000. As conditions to the investment, the investor required, among other things, that: the Company’s Board of Directors shall initially consist of five persons, Alexandre Agaian, Dmitry Vilbaum, one individual nominated by Esterna Ltd., and two nominees of the investor; Esterna shall have exchanged all of its 5,000,000 shares of the Company’s preferred stock into 5,000,000 shares of common stock and all of its 20,000,000 preferred stock purchase warrants into 20,000,000 common stock purchase warrants; and each of the Company’s two principal officers, Alexandre Agaian and Dmitry Vilbaum, shall have made an equity investment of $100,000 for 10,000,000 shares of common stock and 10,000,000 common stock purchase warrants. The Company applied the proceeds to its working capital.

Effective March 27, 2009, pursuant to an Exchange Agreement, dated as of March 19, 2009, Esterna Ltd., a Cypriot limited company, converted its 5,000,000 shares of the Company’s preferred stock into 5,000,000 shares of the Company’s common stock and exchanged its 20,000,000 preferred stock purchase warrants that are exercisable until December 27, 2009 at $0.30 per share into 20,000,000 common stock purchase warrants that are exercisable until March 27, 2012 at $0.05 per share.

Effective March 27, 2009, the Company closed upon two separate Securities Purchase Agreements, each dated as of March 19, 2009, with each of Dmitry Vilbaum, the Company’s Chief Executive Officer, and an entity controlled by Dr. Alexandre Agaian, the Company’s President, pursuant to which they purchased an aggregate of 20,000,000 shares of the Company’s common stock and 20,000,000 common stock purchase warrants that are exercisable until March 27, 2012 at $0.05 per share, for the aggregate price of $200,000. The Company applied the proceeds to its working capital.

On April 1, 2009, the Company entered into a consulting agreement with Roman Rozenberg, for a term of one year, pursuant to which the Company issued him warrants to purchase 3,000,000 shares of common stock, exercisable for three years at $0.05 per share.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Report. The securities issued pursuant to the agreements described in Item 1.01 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. Each purchaser is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) or an accredited investor (as defined in Rule 501 of Regulation D), and each received adequate information about the Company or had access to such information.

Item 5.01  Changes in Control of Registrant

Reference is made to Item 1.01 and Item 5.02 of this Report. In connection with the transactions described in Item 1.01 above, Esterna converted its 5,000,000 shares of the Company’s preferred stock into 5,000,000 shares of the Company’s common stock and exchanged its 20,000,000 preferred stock purchase warrants into 20,000,000 common stock purchase warrants. Prior thereto, Esterna held shares of, and warrants to acquire, Series A Preferred Stock. The Company’s Series A Preferred Stock, among other rights and privileges, carried: three votes per share; certain rights to elect a majority of the Company’s board of directors; and certain rights related to the approval of certain Company actions. In connection therewith, two directors, Evgeny Roytman and Dmitri Moiseyev, who served on the Company’s Board of Directors as nominees of Esterna resigned.

Based upon information previously provided by Esterna, the Company was informed that Esterna is a wholly-owned entity of River Universal Trading Limited, a British Virgin Islands company, which is 50% owned by Ivan Railyan and 50% owned by Technoprom Investment Corporation, a British Virgin Islands company, which is equally owned by Mikhail Gamzin and Evgeny Roytman. As of March 18, 2009, Esterna was the record holder of 500,000 share of the Company’s common stock, and River Universal Trading Limited was the record holder of 28,775,483 shares of the Company’s common stock. Based upon information previously provided by Esterna, the Company was informed that River Universal Trading Limited intended to transfer its ownership of the Company’s shares to Esterna.

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 1.01 of this Report. In connection with the transactions described in Item 1.01 above, two directors, Evgeny Roytman and Dmitri Moiseyev, who served on the Company’s Board of Directors as nominees of Esterna resigned.

Effective March 27, 2009, Sergey Sulgin and Roman Rozenberg were appointed to serve on the Company’s Board of Directors.

Sergey Sulgin, age 35, became a director on March 27, 2009. Since 2003, he has been principal executive of GMCS, a technology company in Russia. He is also the Chairman of Compulink, a technology company in Russia. From 1999 to 2003, he served as Business Development Director at GMCS. Since 2005, Mr. Sulgin was an employee of Terra Insight Corp., a Florida corporation. From 1997 to 1999, he served as Development and Localization Director at the Russia representative office of Baan Company. From 1996 to 1997, he was a Program Manager with Epicor (Platinum Software Russia). From 1995 to 1996, he served as Project Manager for Epicor. From 1993 to 1995, he served as a consultant to TengizShevrOil (Chevron-Kazakhstan Government Joint Venture) in Kazakhstan. Mr. Sulgin received a Bachelor of Arts degree in 1995 from Lomonosov Moscow State University.

Roman Rozenberg, age 46, became a director on March 27, 2009. Since June 2007, Mr. Rozenberg is President of Simbiotel, a Cypress telecommunication company that provides innovative software and communication services for mobile phones in GSM networks. Mr. Rozenberg previously served as the Company's Chief Executive Officer from May 19, 2005 to July 10, 2007, as President from September 30, 2006 to July 10, 2007, and as a director from May 19, 2005 to July 10, 2007.   From January 7, 2005 to July 10, 2007, Mr. Rozenberg served as Chief Executive Officer and a director of the Company's subsidiary, Terra Insight Corporation. From March 2004 through January 2005, Mr. Rozenberg served as Vice President of TelcoEnergy, Inc. From February 2002 through March 2004, Mr. Rozenberg served as Chief Executive Officer of Syntaz, Inc. He served as President and Chief Technology Officer of Machblade Technologies from 2002 to 2004. From September 1999 through February 2002, Mr. Rozenberg served as President and Chief Technology Officer of Biolink Technologies International, Inc. From 1997 to 1998, he served as Managing Director, CIS operations for Baan Company, N.V., the leading Dutch software developer. Prior to that he was with Price Waterhouse Coopers from 1995 to 1997 in the position of Senior Manager where he advised number of large Russian companies including Gazprom on vast array of business issues. Mr. Rozenberg received a Bachelor of Science degree in electrical engineering in 1986 and a Masters of Sciences degree in Information Systems Engineering in 1989 from Polytechnic University (formerly known as Polytechnic Institute of New York).

The two new directors are not associated with another director by family relationships. They do not serve as a director of another reporting company. Based solely in reliance on representations made by them, during the past five years, none of the following occurred with respect to such persons: (1) no petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such persons, or any partnership in which he or she was a general partner or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing; (2) no such persons were convicted in a criminal proceeding or are a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) no such persons were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, or of any federal or state authority barring, suspending or otherwise limiting, their involvement in any type of business practice, or in securities or banking or other financial institution activities; and (4) no such persons were found by a court of competent jurisdiction in a civil action or by the SEC or by the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Effective March 27, 2009, Dr. Alexandre Agaian elected to forfeit the five million stock options granted to him under his Employment Agreement, dated as of July 21, 2008.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1*	Securities Purchase Agreement with investor
10.2*	Exchange Agreement
10.3*	Form of Securities Purchase Agreement
10.4*	Form of warrant issued March 2009
10.5*+	Letter modification to Agaian employment agreement
10.6*	Form of Consulting Agreement with Roman Rozenberg

*	Filed herewith
+	Represents executive compensation plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2009	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Dmitry Vilbaum Dmitry Vilbaum Chief Executive Officer

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